                                                                  EXHIBIT (g)(9)

                                  AMENDMENT TO
                      FUTURES AND OPTIONS ACCOUNT AGREEMENT
                                       AND
                 REGISTERED INVESTMENT COMPANY CUSTODY AGREEMENT

This  Amendment  dated July 26, 2007 shall serve as an  amendment to the Futures and Options Account Agreement,  dated January 16, 1998 and Registered Investment
Company  Custody  Agreement  dated  February 6, 2006 by and between  each of the
American Century Capital Portfolios,  Inc., severally and not jointly, listed on
Schedule  A  (each  hereinafter  referred  to  in  its  individual  capacity  as
"Customer"), and GOLDMAN, SACHS & CO. ("Goldman").

The Schedule A to the Agreement shall be amended to add the following fund(s):

                       AMERICAN CENTURY EQUITY INDEX FUND

IN WITNESS  WHEREOF,  each of the  undersigned  has caused this  Amendment to be executed in its name and on behalf by a duly authorized representative as of the aforementioned day and year.

Customer:                  American  Century Capital  Portfolios,  Inc on
                           behalf  of each  entity  shown on  Schedule  A
                           (each individually as Customer)

                  By:      /s/ Otis H. Cowan
                           -------------------------------------------
                           Otis H. Cowan
                  Title:   Assistant Vice President
                           -------------------------------------------

                               AMENDED SCHEDULE A

                              Dated: July 26, 2007

To Futures and Options Account Agreement dated January 16, 1998

To  Registered  Investment  Company  Custody  Agreement  dated  February 6, 2006
("RICC").

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

Equity Income Fund (157-27789)
Value Fund (157-22601)
Mid Cap Value Fund (157-22370)
Small Cap Value Fund (157-51102)
Large Company Value Fund (157-57197)
NT Mid Cap Value Fund
NT Large Company Value Fund
American Century Equity Index Fund